Exhibit 4.4

CHICO’S FAS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA CUSIP 168615 10 2
THIS CERTIFIES THAT
SPECIMEN
is the owner of
FULLY PAID AND NONASSESSABLE SHARES, PAR VALUE $0.1 PER SHARE, OF THE COMMON STOCK OF
CHICO’S FAS, INC.
(hereinafter called “Corporation”) transferable upon the books of the Corporation by said owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this Certificate, consent to and agrees to be bound by all of said provisions.
This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
PRESIDENT & CEO
SECRETARY
©SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR
By:
AUTHORIZED SIGNATURE
CHICO’S FAS, INC. CORPORATE SEAL 1983 FLORIDA

CHICO’S FAS, INC.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this Certificate, consents to and agrees to be bound by all of said provisions.

The Corporation’s Articles of Incorporation authorize the Corporation to issue more than one class or series of capital stock. The provisions of the Articles of Incorporation setting forth the classes and series of stock authorized to be issued, and the distinguishing characteristics of each class or series, are hereby incorporated by reference to the same extent as if fully set forth herein. Upon written request to the Secretary of the Corporation at its principal executive offices, the Corporation will furnish to any shareholder, without charge, a full statement of (1) the designations, preferences, limitations and relative rights of each series or class of stock authorized to be issued, (2) the variations in the relative rights and preferences between the shares of each series of preferred or special class of stock, so far as the same have been fixed and determined, and (3) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	— as tenants by the entireties		(Cust)		(Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.